UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 14, 2012

REDFIN NETWORK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28457	86-0955239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 W. Cypress Creek Rd, Suite 411, Ft. Lauderdale, FL	33309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	954-769-1335

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, in October 2012, RedFin Network, Inc. closed a Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”) which had an effective date of September 30, 2012.  Pursuant to the Credit Agreement, TCA agreed to loan us up to a maximum of $3 million for working capital purposes. The initial credit line of $350,000 was funded by TCA in connection with the October 2012 closing.

On December 14, 2012, effective November 30, 2012, we entered into Amendment No. 1 to the Credit Agreement (the “Amended Credit Agreement”) which increased our credit line to $380,000.  In addition, under the terms of the Amended Credit Agreement, at our request TCA released $70,000 it was holding in reserve under the terms of the Credit Agreement and provided a temporary forbearance of its right to require the retention of a reserve amount for the purpose of satisfying our capital requirements under the terms of the Credit Agreement.  The amounts borrowed pursuant to the Amended Credit Agreement are evidenced by an Amended and Restated Revolving Note in the principal amount of $380,000 (the “Amended Revolving Note”) which amended, restated and replaced the initial revolving note delivered TCA in October 2012.

Upon the closing of the second draw under the Credit Agreement, we paid TCA a commitment fee of $1,200 and a banking services fee of $25,000 which was paid through the issuance of 833,334 shares of our common stock.  In addition, we paid legal fees and expenses of approximately $8,000.  We are using the net proceeds for working capital.

The foregoing descriptions of the Amended Credit Agreement and Amended Revolving Note are qualified in their entirety by reference to these agreements which are filed as Exhibits 10.44 and 10.45, respectively, to this report.

Item 3.02               Unregistered Sales of Equity Securities.

On December 14, 2012 we issued TCA 833,334 shares of our common stock valued at $25,000 under the terms of the aforedescribed Amended Credit Agreement.  The recipient was an accredited investor and the shares were issued in a private transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(2) of that act.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

10.44
Amendment No. 1 to the Senior Secured Revolving Credit Facility Agreement dated December 14, 2012, effective November 30, 2012, by and between RedFin Network, Inc. and TCA Global Credit Master Fund, LP.

10.45	Amended and Restated Revolving Promissory Note in the principal amount of $380,000 issued November 30, 2012 effective December 14, 2012 from RedFin Network, Inc. to TCA Global Credit Master Fund, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDFIN NETWORK, INC.

Date: December 20, 2012	By: /s/ Michael E. Fasci
Michael E. Fasci, Chief Financial Officer